EXHIBIT 16.1

December 11, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Gentlemen:

We have read Item 4.01(a) of Form 8-K/A-1 of Action Products International, Inc., expected to be filed with the Commission on December 11, 2008, and are in agreement with the statements contained in paragraphs (i), (ii), (iv) and (v) on pages 1 and 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Moore Stephens Lovelace, P.A.

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